===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             ERC INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             ERC INDUSTRIES, INC.
                            1441 PARK TEN BOULEVARD
                             HOUSTON, TEXAS  77084

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD _______, 1999

To the Stockholders of
ERC INDUSTRIES, INC.

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of ERC Industries, Inc., a Delaware corporation (the "Company"), will be held at the headquarters of Wood Group Pressure Control, 1441 Park Ten Boulevard, Houston, Texas 77084, on ______, ______, 1999 at 10:00
a.m. Houston time, for the following purposes:

     (1) To elect one Class III director to serve until the Company's 2002 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

     (2) To approve the issuance of up to 1,850,000 shares of Common Stock upon conversion of the Company's Series A Preferred Stock;

     (3) To ratify the appointment by the Board of Directors of Pricewaterhouse Coopers LLP as the Company's independent public accountants for the year ended December 31, 1999; and

     (4) To transact any other proper business brought before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed _______, 1999, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Company's common stock on that date are entitled to vote on matters coming before the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained in the Company's offices at 1441 Park Ten Blvd., Houston, Texas 77084, for ten days prior to the Annual Meeting.

     Please advise the Company's transfer agent, American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005 of any change in your address.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY CARD SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE SHARES ARE REGISTERED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

                              By Order of the Board of Directors,


                              Wendell R. Brooks, Chairman
Houston, Texas
________, 1999

                              ERC INDUSTRIES, INC.
                            1441 PARK TEN BOULEVARD
                              HOUSTON, TEXAS 77084
                                 (281) 398-8901

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD _______, 1999
                    SOLICITATION AND REVOCABILITY OF PROXIES

     The accompanying proxy, mailed together with this Proxy Statement to stockholders on or about ______, 1999, is solicited by ERC Industries, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held on _______, 1999 (the "Annual Meeting").

     As stated in the Notice to which this Proxy Statement is attached, matters to be acted upon at the Annual Meeting include (1) election to the Board of Directors of one person to serve as a Class III director until the Company's 2002 Annual Meeting of Stockholders or until his successor is duly elected and qualified; (2) approval of the issuance of up to 1,850,000 shares of Common Stock upon conversion of the Company's Series A Preferred Stock; (3) ratification of the appointment by the Board of Directors of Pricewaterhouse Coopers LLP as the Company's independent public accountants for the year ended December 31, 1999; and (4) transaction of any other proper business brought before the Annual Meeting or any adjournments or postponements thereof.

     All holders of record of shares of the Common Stock, at the close of business on ______, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 28,848,272 shares of Common Stock and 1,850,000 shares of Series A Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"). Each share of Common Stock is entitled to one vote, and the Series A Preferred Stock is non-voting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting, provided a quorum is constituted, is required for the election of the directors. The proposed issuance of up to 1,850,000 shares of Common Stock upon conversion of the Company's Series A Preferred Stock requires for its approval the affirmative vote of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting. The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is constituted, is required for ratification of the independent auditors.

     With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all other proposals and will be counted as present for purposes of the item on which the abstention is noted. Abstentions on the proposal to issue up to 1,850,000 shares of Common Stock upon conversion of the Company's Series A Preferred Stock and to ratify the appointment of the auditors will have the effect of a negative vote because those proposals require the affirmative vote of holders of a majority of shares present in person or by proxy and entitled to vote. Under the rules of the Nasdaq Stock Market ("Nasdaq"), a broker is entitled to vote on the election of directors and the ratification of auditors if such broker holds shares in street name for a customer who does not deliver voting instructions. However, brokers are not entitled to vote on the proposal to issue up to 1,850,000 shares of Common Stock upon conversion of the Company's Series A Preferred Stock. Under applicable Delaware law, a broker non-vote resulting from the failure to deliver voting instructions to a broker will have no effect on the outcome of the election of directors, the proposal to issue up to 1,850,000 shares of Common Stock upon conversion of the Company's Series A Preferred Stock or the ratification of auditors.

          Any stockholder has the unconditional right to revoke his or her proxy at any time before it is voted. Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy). Where a stockholder's duly executed proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly.
If no such specification is made, the shares will be voted (1) FOR the nominees for director identified below, (2) FOR the approval of the proposal to issue up to 1,850,000 shares of Common Stock upon conversion of the Company's Series A Preferred Stock and (3) FOR the proposal to ratify the appointment of Pricewaterhouse Coopers LLP as the Company's independent auditors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September ___, 1999, by (i) each director, nominee for director and the Chief Executive Officer of the Company,
(ii) all executive officers and directors of the Company as a group, and (iii) all persons who are known by the Company to be beneficial owners of 5% or more of the Company's outstanding Common Stock.

NAME AND ADDRESS OF BENEFICIAL OWNER/(1)/      SHARES OWNED /(2)/   PERCENT OF CLASS
--------------------------------------------   ------------------   -----------------
John Wood Group PLC/(2)/                          25,687,702/(2)/          89%/(2)/
Allister G. Langlands/(3)/                                 0                0%
Jorge E. Estrada                                           0                0%
Wendell R. Brooks/(3)/                                     0                0%
John Derek Prichard-Jones                                  0                0%
Alan Senn                                                  0                0%
Directors and Executive Officers
  as a group (5 persons)                                   0                *

________________________________
*Less than 1%

(1) Except as set forth below, the address of each Beneficial Owner is 1441 Park Ten Boulevard, Houston, Texas 77084.
(2) The address of John Wood Group PLC, a corporation registered in Scotland and incorporated under the laws of the United Kingdom ("Wood Group"), is John Wood House, Greenwell Road, East Tullos, Aberdeen, Scotland AB1 4AX.
(3) The directors of Wood Group, which include Messrs. Brooks and Langlands and Sir Ian Wood C.B.E., L.L.D., Chairman and Managing Director of Wood Group, may be deemed the beneficial owners of the Company's Common Stock owned by Wood Group.

Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Includes shares of Common Stock held by spouses and minor children of such persons and corporations in which such persons hold a controlling interest.

                       DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     The Board of Directors of the Company presently consists of five directors. These directors are divided into three classes: Class I (two directors), Class II (two directors) and Class III (one director). The term of the Class III director expires at this Annual Meeting, the term of the Class I directors will expire at the Annual Meeting to be held in 2000 and the term of the Class II directors will expire at the Annual Meeting to be held in 2001. Allister Langlands will stand for election at this Annual Meeting for a three-year term of office expiring at the 2002 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

     The following table sets forth certain information as to the nominees for director of the Company:

                                                                     Director
Name and Age                Positions and Offices With the Company    Since
------------                --------------------------------------   --------
Allister Langlands, 41                     Director                    1993

     ALLISTER G. LANGLANDS is a Qualified Chartered Accountant. He has been Group Financial Director of Wood Group since August 1991. From 1989 to August 1991, Mr. Langlands was a partner in the international accounting firm of Coopers & Lybrand Deloitte and its predecessor Deloitte Haskins & Sells.

     While it is not anticipated that the nominee will be unable to serve, if the nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE FOR DIRECTOR.

DIRECTORS CONTINUING IN OFFICE

     The following table sets forth certain information as to the directors continuing in office:

                                                                            Director
Name and Age                       Positions and Offices With the Company    Since
------------                       --------------------------------------   --------
Jorge E. Estrada, 51               Director                                     1998
  (Class I)
Wendell R. Brooks, 49              Chairman and Chief Executive Officer         1995
  (Class I)
John Derek Prichard Jones, 63      Director                                     1993
  (Class II)
Alan Senn, 40                      Director and President                       1999
  (Class II)

     JORGE E. ESTRADA joined the Company as a director in March of 1998. Since 1987, Mr. Estrada has been President and Chief Executive Officer of JEMPSA Media & Entertainment, a company which he founded that specializes in the Spanish and Latin American entertainment industry. Since 1993, Mr. Estrada has been a director of Pride International, Inc., a public energy drilling and workover service company based in Houston, Texas. He also serves as a director for Production Operators, Inc., a Delaware corporation, which is engaged in compression and other gas handling services in the oil field services industry. Previously, Mr. Estrada served as President-Worldwide Drilling Division of Geosource, and Vice President of Geosource Exploration Division-Latin America.

     WENDELL R. BROOKS was elected as a Director in August 1995 and Chief Executive Officer in 1998. Mr. Brooks has over 20 years of general management experience in the oil and gas service industry. He has been involved in business development activities, including acquisitions and mergers for Wood Group Petroleum Services, Inc. Mr. Brooks currently serves as President and Chief Operating Officer of Wood Group Petroleum Services, Inc. Prior to joining Wood Group, Mr. Brooks served for nine years as President and CEO of Del Norte Technology, Inc., an international supplier of equipment and services to the offshore oil and gas industry. He has been a director of Wood Group since January 1999.

     JOHN DEREK PRICHARD-JONES served as Chairman of the Company from February 1993 until June 1999. Since 1991, Mr. Jones has served as Chairman and Chief Executive Officer of Wood Group Petroleum Services, Inc., a Houston-based, indirect wholly-owned subsidiary of Wood Group performing administrative services for Wood Group's U.S. operations, and serves in various other capacities for other subsidiaries and affiliates of Wood Group. From 1990 to 1991, Mr. Jones served as Vice President - Manufacturing of Western Atlas Inc., a well logging and seismic company headquartered in Houston, Texas. Mr. Jones served as President of Computalog USA Inc., an oilfield services company having its principal executive offices located in Houston, Texas, from 1989 to 1990.

     ALAN SENN, age 40, joined the Company in 1978. He has served in all levels of operations including management positions within the Company's U.S. Operations. In January 1998, Mr. Senn was promoted to Sr. Vice President, U.S. Operations with areas of responsibility including North American operations and manufacturing and became President and Chief Operating Officer of the Company later in 1998. Mr. Senn was elected to the Company's Board of Directors in June 1999.

EXECUTIVE OFFICERS

     See "Directors Continuing in Office" above for information concerning Wendell R. Brooks, the Company's Chairman, and Alan Senn, the Company's President.

     JAMES E. KLIMA, age 51, joined the Company in October 1995 as Vice President and Chief Financial Officer. Mr. Klima has over 22 years of financial management experience and international expertise in the oil and gas industry with such companies as Combustion Engineering, Gray Tool, Vetco Gray and CTC International.

     D. PATRICK GEIGER, age 51, joined the Company in January 1995 as Vice President, General Manager. Mr. Geiger has been in the wellhead and valve business for over 22 years with such companies as Cameron, Gray Tool, Vetco Gray and CTC International. In January 1998, Mr. Geiger was promoted to Executive Vice President.

     HEINRICH LANG, age 60, joined the Company in July 1996 in the position of Vice President, Engineering and Business Development. Mr. Lang has over 25 years of experience in the wellhead and valve industry with such companies as Gray Tool, Vetco Gray and Ingram-Cactus.

     There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Audit Committee. The Company has no compensation committee or committee to nominate persons for election to the Board of Directors.

     The Audit Committee, currently composed of Messrs. Estrada and Langlands, met one time during the fiscal year ended December 31, 1998. This committee recommends to the Board of Directors the appointment of independent auditors, reviews the plan and scope of audits, reviews the Company's significant accounting policies and internal controls, and has general responsibility for related matters.

     The Board of Directors held seven meetings during the fiscal year ended December 31, 1998. None of the directors attended fewer than 75% of the meetings of the Board of Directors and its committees on which they served that were held during their respective terms of service as director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto provided to the Company pursuant to Rule 16a-3(e), the Company believes that, due to an administrative error, Forms 3 required by Section 16(a) of the 1934 Act for Messrs. Senn, Lang, Brooks and Estrada were not timely filed. Although, neither of Messrs. Brooks or Estrada have ever owned shares of the Company's Common Stock, (i) Mr. Senn's Form 3 indicated ownership of 35,000 units of Stock Appreciation Rights ("SARs") issued in 1997; and (ii) Mr. Lang's Form 3 indicated ownership of 35,000 units of SARs issued in 1997. The Forms 3 for Messrs. Brooks and Estrada indicate no ownership of the Company's securities.
In addition, Forms 4 required by Section 16(a) of the 1934 Act for Messrs. Klima, Geiger, Lang and Senn were not timely filed. Mr. Klima filed a Form 4 in April 1999 with respect to (i) 110,000 shares of the Company's Common Stock sold in September 1996, (ii) 37,000 units of SARs awarded in 1996, (iii) 35,000 units of SARs awarded in 1997 and (iv) 15,000 units of SARs awarded in 1998. Mr. Geiger filed a Form 4 in April 1999 with respect to (i) 29,000 shares of the Company's Common Stock sold in September 1996, (ii) 30,000 units of SARs awarded in 1996, (iii) 35,000 units of SARs awarded in 1997 and (iv) 15,000 units of SARs awarded in 1998. In April 1999, Mr. Lang filed a Form 4 with respect to 15,000 units of SARs awarded in 1998, and Mr. Senn filed a Form 4 with respect to 20,000 units of SARs awarded in 1998. None of the SARs awarded to the individuals named above have ever been exercised. See "Executive Compensation - Long Term Incentive Program."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the total compensation paid or accrued by the Company for services rendered during the years ended December 31, 1998, December 31, 1997 and December 31, 1996 to the Company's Chief Executive Officer and the other executive officers of the Company who received total annual salary and bonus in excess of $100,000 for the fiscal years ended December 31, 1998, December 31, 1997, and December 31, 1996 (the "Named Executive Officers").


                                               ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                       -----------------------------------    -------------------------------------
                                                                                      AWARDS               PAYOUTS
                                                                              ------------------------    ---------
                                                                                            SECURITIES
                                                                              RESTRICTED    UNDERLYING
     NAME &                                                   OTHER ANNUAL       STOCK       OPTIONS/       LTIP       ALL OTHER
PRINCIPAL POSITION              YEAR    SALARY      BONUS     COMPENSATION      AWARDS         SARS       PAYOUTS    COMPENSATION
-----------------------------   ----   ---------   --------   ------------    -----------   -----------   --------   -------------
                                          ($)        ($)           ($)            ($)           (#)         ($)           ($)
Wendell R. Brooks               1998   $178,365    $85,087              --            --            --         --         --
    Chief Executive             1997    156,058     36,305              --            --            --         --         --
   Officer                      1996    138,966     28,592              --            --            --         --         --
Alan D. Senn                    1998   $132,819    $22,903              --            --        20,000         --    $28,349/(2)/
President & Chief               1997     96,625     19,667              --            --        35,000         --         --
    Operating Officer           1996     78,647      8,000              --            --        30,000          -         --
James E. Klima                  1998   $111,085    $22,722              --            --        15,000         --         --
   Vice President &             1997     96,950     22,530              --            --        35,000         --         --
   Chief Financial Officer      1996     88,925         --              --            --        37,000         --         --
Heinrich Lang/(1)/              1998   $111,431    $23,178              --            --        15,000         --         --
   Vice President-              1997     95,885      9,577              --            --        35,000         --         --
   Engineering &  Business      1996     45,000         --              --            --            --         --         --
    Development
Patrick Geiger                  1998   $128,077    $27,993              --            --        15,000         --         --
 Executive Vice                 1997    103,269     19,102              --            --        35,000         --         --
   President                    1996    103,210      9,000              --            --        30,000         --    $23,684/(2)/

_______________________
(1)  Mr. Lang joined the Company in July 1996.
(2)  Amount paid for expenses relating to moving.

     The Company has a defined contribution 401(k) profit sharing plan. The plan covers substantially all employees subject to certain length of service requirements. Contributions are made at the discretion of the Board of Directors. The Company paid $27,000 during 1995 for contributions accrued at December 31, 1994. No contributions were paid or accrued for the year ended December 31, 1995. In June 1996, the Company began matching employee's contributions up to 6% of their eligible compensation at a rate of 25% of employee contributions, and in January 1998, the Company began matching employee's contributions up to 6% of their eligible compensation at a rate of 50% of employee contributions. The Company's matching contributions totaled approximately $53,000 in 1996, $130,000 in 1997 and $389,000 in 1998.

LONG TERM INCENTIVE PROGRAM

     In November 1994, the Company's Board of Directors approved a long term incentive plan which was amended July 1997 (the "1994 Plan") pursuant to which certain key employees of the Company may receive cash incentives based upon the Company's earnings in given years. Awards may be granted under the 1994 Plan up to an aggregate of 1,386,366 units (the "Units") (such number being subject to antidilution adjustments under certain circumstances) at prices determined by the Board of Directors. Plan participants, awards to participants, exercise prices and performance measurement periods are determined by the Company's Board of Directors.

     Units granted under the Plan may be exercised and converted into cash at such times and in such amounts as set forth in the applicable agreement entered into in connection with the grant (but in no event earlier than three years after the grant of the Units or later than seven years after the grant).
Holders of Units electing to exercise must irrevocably elect in writing to exercise the Units within 30 days after the holder receives the annual statement of value of the Units (the "Window Period"). Such irrevocable election must be delivered to and received by the Board of Directors during such Window Period. The grants vest in increments of 20% beginning with the third year following the date of grant and are fully vested in the seventh year following the date of grant.

     Upon exercise, holders are entitled to receive an amount of cash, within 30 days of notice of exercise, equal to the excess of (A) the aggregate Current Value (hereinafter defined) of the Units so exercised over (B) the aggregate price for the Units (as set forth in the individual agreement with holders) so exercised. The Company will pay to the holder, within 30 days after the exercise date, the cash amount payable to such holder. The Current Value of a Unit is determined as of the end of the Company's fiscal year preceding the exercise date (the "Valuation Date"). "Current Value" of a Unit shall mean the average net consolidated pre-tax earnings of the Company for the two (2) years ending prior to the Window Period in which the holder gives notice of his or her election to exercise Units pursuant to the 1994 Plan and the applicable agreement, multiplied by a factor of five (5) and this result shall be the Current Value of the entire Company as of the Valuation Date, and such Current Value shall be divided by the sum of (x) the number of issued and outstanding shares of the Common Stock on the Valuation Date, plus (y) the number of Units which are issued and outstanding on the Valuation Date. For purposes of determining the Company's net consolidated pre-tax earnings (i) the earnings are determined without taking into account items of exceptional income or exceptional costs and (ii) the earnings are adjusted for the pre-tax impact of minority interests.

     The Company's Board of Directors administers the 1994 Plan and may, from time to time, amend, suspend or discontinue the 1994 Plan, or amend any Units granted hereunder; provided, that without the written consent of a holder, no amendment or suspension of the 1994 Plan shall substantially impair any Units.

     During the year ended December 31, 1998, the Board granted 215,000 Units to employees of the Company under the 1994 Plan, 65,000 of which were granted to the Named Executive Officers as follows:

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                                ESTIMATED FUTURE PAYOUTS UNDER
                                         NUMBER OF          PERFORMANCE OR        NON-STOCK PRICE-BASED PLANS
                                     SHARES, UNITS OR     OTHER PERIOD UNTIL    ------------------------------
       NAME &                          OTHER RIGHTS         MATURATION OR       THRESHOLD   TARGET     MAXIMUM
PRINCIPAL POSITION                          (#)                 PAYOUT           ($)/(1)/   ($)/(2)/   ($)/(3)/
------------------                   ----------------     ------------------    ---------   --------   ---------
Wendell R. Brooks                                   --                     --          --         --         --
   Chief Executive Officer
Alan D. Senn                                    20,000    11-1-1998 to                .38        .53         --
 President & Chief Operating                                11-1-2005
  Officer
James E. Klima                                  15,000    11-1-1998 to                .38        .53         --
   Vice President & Chief                                   11-1-2005
   Financial Officer
Heinrich Lang                                   15,000    11-1-1998 to                .38        .53         --
   Vice President-Engineering &                             11-1-2005
    Business Development
Patrick Geiger                                  15,000    11-1-1998 to                .38        .53         --
   Executive Vice President                                 11-1-2005

(1)  Represents the price per Unit (described above).
(2)  Represents the Current Value per Unit (described above).
(3)  The 1994 Plan has no maximum amount that can be realized upon an award.

DIRECTOR COMPENSATION

     From 1990 to January 1993, the Company's policy was to provide each director of the Company who was not an employee of the Company and who was not compensated under any other agreement, $20,000 in cash as director's fees for each full year of service, plus $500 per meeting attended. In January 1993, the Company terminated this policy regarding directors' fees and meeting fees for directors who are employed by either the Company or Wood Group. As a result, the only director who now receives fees for his services as director is Mr. Estrada, who is not employed by either the Company or Wood Group. Mr. Estrada receives $10,000 for each full year of service as a director.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

     Compensation decisions with respect to the executive officers of the Company are made by the Board of Directors, which includes Alan Senn, President, and Wendell R. Brooks, Chief Executive Officer. Mr. Brooks and Mr. Senn did not participate in any deliberations or votes with respect to their compensation during fiscal 1998.


             BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

GENERAL

     Decisions regarding executive compensation for fiscal 1998 and prior years were made by the Board of Directors as discussed below. The Board of Directors is committed to ensuring that the executive compensation policies and practices of the Company support the Company's achievement of its business objectives.

BASE SALARY

     The Company President's base salary is reviewed annually by the Chairman of the Board of Directors. In determining (a) whether salary increases are merited for executive officers who are not subject to an employment agreement or (b) whether an employment agreement should be renewed and/or whether the base salary thereunder should be increased, the Board of Directors considers a number of factors. The primary factor considered is the Company's return on capital employed compared to the Company's goals and compared to comparable companies in the Company's marketplace. Other factors are the executive officer's performance on the job, the executive officer's level of responsibility, experience and expertise, internal compensation equity, and pay practices for executives of comparable companies. Based upon these factors, Mr. Brooks' salary was set at $178,365 for 1998. Mr. Brooks was paid $156,058 for 1997 and $138,966 in 1996.

BONUS

     Bonuses were based on the Company's performance for each of the fiscal years ended December 31, 1998, December 31, 1997, and December 31, 1996. All bonuses are approved by the Board of Directors. Based upon its review of the Company's exceptional performance, the Company awarded a bonus of $85,807 to Mr. Brooks and bonuses of $27,993, $22,722, $23,178, and $22,903 to Messrs. Geiger, Klima, Lang and Senn, respectively for the fiscal year ended December 31, 1998.

LONG TERM INCENTIVES

     In an effort to provide a means by which the Company could grant long term incentives to its key employees, the Board of Directors adopted the 1994 Plan in November 1994 and amended the 1994 Plan in July 1997. Pursuant to the 1994 Plan, the Board may grant Units to key employees, exercisable for cash payments based upon the Company's net earnings. See "Executive Compensation - Long Term Incentive Program." During the year ended December 31, 1998, the Board granted 215,000 Units under the 1994 Plan, including 15,000 Units to Mr. Geiger, 15,000 Units to Mr. Klima, 15,000 Units to Mr. Lang and 20,000 Units to Mr. Senn. Mr. Brooks received no grants under the 1994 Plan during 1998.

     This report is submitted by the members of the Board of Directors:

John Derek Prichard-Jones       Alan Senn               Allister G. Langlands
               Jorge E. Estrada M.      Wendell R. Brooks

     The Board of Directors' Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such report by reference, and shall not otherwise be deemed filed under such Acts.

COMPARISON OF TOTAL SHAREHOLDER RETURN

     The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following performance graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock (as measured by dividing (i) the difference between the Common Stock share price at the end and the beginning of the measurement period by (ii) the Common Stock share price at the beginning of the measurement period) with the cumulative total return assuming reinvestment of dividends of (1) the Media General

Financial Services Oil and Gas Field Services Industry Group Index (the "Industry Index") and (2) the Nasdaq National Market Composite Index (the "Broad Market") over the period beginning January 29, 1993 and ending December 31, 1998.


             [Graph to be included in Definitive Proxy Statement]



            BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

     Compensation decisions with respect to the executive officers of the Company are made by the Board of Directors, which includes Alan Senn, President and Wendell R. Brooks, Chief Executive Officer. Mr. Brooks and Mr. Senn did not participate in any deliberations or votes with respect to their compensation during fiscal 1998.

          PROPOSAL REGARDING ISSUANCE OF COMMON STOCK UPON CONVERSION
                        OF THE SERIES A PREFERRED STOCK

GENERAL

     On May 14, 1999, the Company, in a privately-negotiated transaction (the "Pressure Control Acquisition"), completed its acquisition from Wood Group of all of the outstanding capital stock of Wood Group Pressure Control Holdings Limited, a company incorporated in Scotland under the Companies Act of the United Kingdom ("WGPCHL"). Prior to the Pressure Control Acquisition, WGPCHL was a wholly-owned subsidiary of Wood Group, the owner of approximately 88.5% of the then issued and outstanding shares of the Company's Common Stock.

     The sole assets of WGPCHL consist of all of the issued and outstanding capital stock of each of Wood Group Engineering Services (Peterhead) Limited and Wood Group Engineering (Middle East) Limited, which in turn beneficially owns Arabian Oil Equipment Services LLC (collectively, the "Group Companies"). The Group Companies market, manufacture and service products used in the drilling and production segment of the Oil and Gas Industry, primarily consisting of the repair and overhaul of valves and wellheads. The Group Companies operate out of one facility located in Scotland and one facility in the United Arab Emirates.

     In connection with the transaction, as part of the consideration for the acquisition, the Company granted certain registration rights to Wood Group pursuant to a Registration Rights Agreement, dated as of May 14, 1999 (the "Registration Rights Agreement"). Under the terms of the Registration Rights Agreement, the Company granted to Wood Group and its assignees the right to require the Company to register the offer and sale of the Common Stock issued in the transaction and the Common Stock issuable upon the conversion of the Series A Preferred Stock up to two times, subject to certain deferral and cutback provisions. In addition, the Company also granted to Wood Group and its assignees, certain incidental or "piggyback" registration rights, which allow Wood Group to participate in certain underwritten public offerings initiated by the Company, subject to certain limitations and conditions set forth therein. Under the terms of the Registration Rights Agreement, the ability of Wood Group to exercise the rights granted thereunder may not be subordinated or subject to registration rights of any other person or entity. The rights granted under the Registration Rights Agreement terminate on the earlier of (i) the fifth anniversary date of the Registration Rights Agreement, or (ii) such time as the shares may be immediately sold under Rule 144 under the Securities Act of 1933, as amended, during any 90-day period.

     Prior to the consummation of the transactions, Wood Group owned approximately 88.5% of the outstanding shares of the Company's Common Stock. Prior to the negotiation and consummation of this transaction, the Company's Board of Directors appointed a special committee consisting of its two outside independent directors (the "Special Committee") to evaluate and negotiate the transaction. The Special Committee engaged Schroder & Co. Inc. ("Schroders"), as its financial advisor to assist it in evaluating and determining the fairness of the transaction to the Company's stockholders. On February 1, 1999, Schroders delivered an opinion stating that the consideration to be received by the Company in the transaction were fair to the Company's stockholders from a financial point of view. Because the terms, conditions and consideration for the transaction as consummated were the same as the terms, conditions and consideration analyzed by Schroders, and the valuation of the Group Companies increased since the date of the fairness opinion, the Special Committee determined that the transaction was fair to the Company's stockholders as of the date of the Pressure Control Acquisition.

     In connection with the transaction and in exchange for all of the shares of the capital stock of WGPCHL, the Company issued to Wood Group 1,350,000 shares of its Common Stock, representing approximately 0.5% of the issued and outstanding shares of Common Stock. In addition, the Company issued 1,850,000 shares of its Series A Preferred Stock, which is only convertible following approval of the conversion by the Company's stockholders.

     As a result of the Pressure Control Acquisition, Wood Group owns an aggregate of 25,687,702 shares of Common Stock (without giving effect to the conversion, subject to stockholder approval, of the Series A Preferred Stock), representing approximately 89% of the issued and outstanding shares of Common Stock. The Series A Preferred

Stock is convertible at the holder's option into an equal number of shares of Common Stock at any time following the approval of the issuance of such shares of Common Stock by a majority of the holders of the issued and outstanding Common Stock at an annual or special meeting of stockholders called for this purpose.

     Stockholder approval is also sought to comply with Rule 4310(c)(25)(H)(i)c.1 of the National Association of Securities Dealers, Inc. This rule requires shareholder approval prior to the issuance of shares in connection with the acquisition of another company if any director, officer or substantial shareholder of the issuer has a 5% or greater interest in the company to be acquired and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. The issuance of the Common Stock upon conversion of the Series A Preferred Stock will increase the voting power of Wood Group by more than 5%.

     In accordance with applicable Nasdaq rules and the Certificate of Designation for the Series A Preferred Stock, the Board of Directors is submitting this proposal for consideration and approval by the Company's stockholders at the Annual Meeting. In the event the stockholders approve this proposal and assuming the Series A Preferred Stock is converted into shares of Common Stock at the current conversion rate and such shares are included in the Company's outstanding Common Stock, the number of shares of Common Stock that would be issued upon conversion of the Series A Preferred Stock would be 1,850,000 and these shares would represent approximately 89.7% of the Company's outstanding Common Stock. The Company has no present plans, arrangements or understandings to issue any additional shares of Common Stock or any shares of preferred stock. For information regarding Wood Group's beneficial ownership of the Common Stock and Series A Preferred as of the Record Date, see "Security Ownership of Certain Beneficial Owners and Management".

DESCRIPTION OF THE CAPITAL STOCK

     The Company's authorized capital stock consists of 40,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of Serial Preferred Stock, par value of $1.00 per share.

COMMON STOCK

     Except as otherwise provided in the Certificate of Incorporation or by the resolution providing for the issue of any class of preferred stock, the holders of shares of Common Stock possess exclusive voting power for the election of Directors and for all other purposes. Each share of Common Stock is entitled to one vote.

     Except as otherwise provided in the Certificate of Incorporation and subject to the rights of any series of preferred stock or capital stock ranking senior to the Common Stock with respect to the right to receive dividends, the holders of shares of Common Stock are entitled to receive such dividends and distributions as may be declared from time to time by the Board of Directors.

     Except as otherwise provided in the Certificate of Incorporation and subject to the rights of holders of any preferred stock and any other class of capital stock of the Corporation senior to the Common Stock with respect to the right to receive liquidation distributions, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, the holders of shares of Common Stock will be entitled to all remaining assets of the Corporation available for distribution to its stockholders.

     No holder of shares of Common Stock shall have any preemptive right to purchase or subscribe to shares of Common Stock or shares or other securities convertible into or exchangeable for or carrying rights or options to purchase or subscribe to shares of Common Stock. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable. The Common Stock is quoted on the Nasdaq Small Cap Market.

PREFERRED STOCK

     The Board of Directors may issue shares of preferred stock from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series does not exceed the total number of Serial Preferred Stock authorized in the Certificate of Incorporation. Each series of shares of Serial Preferred Stock may have such voting powers, designations, special rights, qualifications, limitations or restrictions thereof, as shall be stated in the resolutions providing for the issue of such shares of Serial Preferred Stock.

DESCRIPTION OF THE SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

     The Board of Directors has authorized 1,850,000 shares of Series A Preferred Stock. A Certificate of Designation for the Series A Preferred Stock has been filed with the Secretary of State of Delaware.

     The Series A Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Company, rank (a) senior and prior to (i) the Common Stock, and (ii) any preferred stock convertible into or exchangeable for other equity securities of the Company that may in the future be issued by the Company, and
(b) equal to any additional preferred stock which may in the future be issued by the Company that is not convertible into or exchangeable for other equity securities of the Company (all shares identified in this clause (b) which are equal to the shares of the Series A Preferred Stock with respect to the payment of dividends are hereinafter referred to as "Parity Dividend Shares" and all shares identified in this clause (b) which are equal to the shares of the Series A Preferred Stock with respect to redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Company are hereinafter referred to as "Parity Liquidation Shares"), but only to the extent any such non-convertible preferred stock is not stated to be junior to the Series A Preferred Stock in the related Certificate of Designations or amendment to the Company's Certificate of Incorporation (all shares identified in this clause (b) and in clause (a) above which are junior to the shares of the Series A Preferred Stock with respect to the payment of dividends are hereinafter referred to as "Junior Dividend Shares" and all shares identified in this clause
(b) and in clause (a) above which are junior to the shares of the Series A Preferred Stock with respect to redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Company are hereinafter referred to as "Junior Liquidation Shares"). The Company shall not, without the consent of the holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, create, authorize or issue, or reclassify any authorized capital stock of the Company into, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing a right to purchase, any shares of any class of capital stock of the Company ranking senior to the Series A Preferred Stock. The Company may issue additional series of preferred stock ranking on parity with or junior to the Series A Preferred Stock without the consent of the holders of the Series A Preferred Stock.

     The cash dividend rate on shares of the Series A Preferred Stock is 1% per annum ($0.01 per share) beginning on January 1, 2000 (the "Dividend Date") if the Series A Preferred Stock is not convertible into shares of Common Stock. Dividends on shares of the Series A Preferred Stock will be fully cumulative, accruing, without interest, from the Dividend Date and will be payable quarterly in arrears, when, and as if declared by the Board of Directors out of funds legally available for the payment of cash dividends, on March 31, June 30, September 30 and December 31 of each year (each such period being hereinafter referred to as a "Quarterly Dividend Period").

     Dividends payable for each Quarterly Dividend Period will be computed by dividing the annual dividend by four (rounded to the nearest cent). Dividends payable for any partial Quarterly Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months. Dividends on account of arrearages for any past Quarterly Dividend Period may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Company. No interest will be payable with respect to any dividend payment that may be in arrears. Holders of shares of the Series A Preferred Stock called for redemption between the close of business on a dividend payment record date and the close of business on the corresponding dividend payment date will receive such dividend payment on the date fixed for redemption together with all other accrued and unpaid dividends to the date fixed for redemption.

     If at any time the Company has failed to pay or set apart for payment all accrued dividends on any shares of the Series A Preferred Stock through the then most recent Quarterly Dividend Period, the Company shall not:

     (i) declare or pay or set aside for payment any dividend or other distribution on or with respect to any Junior Dividend Shares, whether in cash, securities, obligations or otherwise (other than dividends or distributions paid in shares, options, warrants or rights to subscribe for or purchase shares of Capital Stock, which are both Junior Dividend Shares and Junior Liquidation Shares); or

     (ii) redeem, purchase or otherwise acquire, or set apart money for a sinking or other analogous fund for the redemption, purchase or other acquisition of any Parity Dividend Shares, Junior Dividend Shares, Parity Liquidation Shares or Junior Liquidation Shares for any consideration (except by conversion into or exchange for shares which are both Junior Liquidation Shares and Junior Dividend Shares)

unless, in each case, all dividends accrued on shares of the Series A Preferred Stock through the most recent Quarterly Dividend Period and on any Parity Dividend Shares have been or contemporaneously are declared and paid in full or are declared and a sum sufficient for the payment thereof is set aside for such payment. Notwithstanding anything to the contrary contained in this paragraph, the foregoing shall not affect in any respect the ability of the Company or holders of any stock options of the Company to surrender or have withheld any shares of Common Stock in payment of the exercise price of any such stock option(s) or any tax withholding obligations in connection therewith.

     The liquidation value of shares of the Series A Preferred Stock, in case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, will be $1.00 per share, plus an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared, to the payment date (such aggregate total being hereinafter referred to as the "Aggregate Liquidation Preference").

     In the event of any voluntary liquidation, dissolution or winding up of the Company, the holders of such shares of the Series A Preferred Stock will receive the liquidation value of the shares held by them in preference to and in priority over distributions upon the Junior Liquidation Shares. Upon payment in full of the liquidation value, the holders of shares of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. If the assets of the Company are not sufficient to pay in full the liquidation value payable to the holders of shares of the Series A Preferred Stock and any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distributions of assets in proportion to and in accordance with the amounts that would be payable on the distribution if the amounts to which the holders of shares of the Series A Preferred Stock and the holders of Parity Liquidation Shares are entitled were paid in full.

      Shares of the Series A Preferred Stock will be redeemable at the option of the Company, in whole or in part, from and after December 31, 2000 at a redemption price of $1.00 per share (in each case, together with an amount equal to the dividends accrued and unpaid thereon, whether or not declared, to the redemption date).

     If a notice of redemption has been given on or before the date fixed for redemption and the funds necessary for such redemption have been set aside by the Company, in trust for the pro rata benefit of the holders of the shares of the Series A Preferred Stock, then, even if the certificates for such shares have not been surrendered for cancellation, at the close of business on the redemption date the holders of such shares will cease to be stockholders with respect to those shares, and will have no rights with respect thereto, except the right to receive the money payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Company) of their certificates, and the shares evidenced thereby will no longer be outstanding.

     Holders of the Series A Preferred Stock will have no right to vote on any matter voted on by the stockholders of the Company, except as may otherwise be provided by law. However, as long as shares of the Series A Preferred

Stock remain outstanding, the consent of the holders of at least two-thirds (2/3) of the shares of the Series A Preferred Stock outstanding at the time shall be necessary to permit, effect or validate any one or more of the following:

          (i) the creation, authorization, issuance or reclassification of any authorized stock of the Company into (or the creation, authorization or issuance of any obligation or security convertible or exchangeable into or evidencing a right to purchase) any share of capital stock of the Company ranking senior to the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up; or

          (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this Certificate of Designations) or the Bylaws of the Company which would adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock or of the holders thereof.

     The shares of the Series A Preferred Stock are convertible, in whole or in part, at the election of each of the preferred stockholders, into an equal number of shares of Common Stock at any time following the approval of the issuance of such shares of Common Stock by a majority of the holders of the issued and outstanding Common Stock at an annual or special meeting of stockholders called for this purpose.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ISSUANCE OF 1,850,000 SHARES OF COMMON STOCK UPON THE CONVERSION OF THE SERIES A PREFERRED STOCK.

             PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Pricewaterhouse Coopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

     Representatives of Pricewaterhouse Coopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1999.


                              CERTAIN TRANSACTIONS

WOOD GROUP LINE OF CREDIT

     On September 2, 1998, the Company obtained a $22 million secured line of credit with its principal stockholder, Wood Group. The line has substantially the same terms as the Company's previous line of credit. The new line, payable on demand, expires on September 2, 1999 and bears interest at the LIBOR rate plus 0.85%, which was approximately 5.9% at December 31, 1998. At December 31, 1998, loan amounts outstanding under the agreement were $15.5 million. On September 11, 1998 the Company repaid its outstanding balance on its previous line of credit with a bank, utilizing the proceeds of this new line of credit.

SEABOARD LINE OF CREDIT

     Seaboard Lloyd Limited, a private company incorporated in Scotland under the Companies Acts of the United Kingdom and a wholly-owned subsidiary of the Company operating under the name Wood Group Pressure Control Limited ("WGPCL"), has a line of credit with a bank in Scotland provided as part of a group banking arrangement with

Wood Group. The line of credit is used for the purpose of general working capital requirements and provides overdraft and documentary credit facilities. Interest payable on the overdraft is equal to the bank's base rate plus 1% per annum. At December 31, 1998, the bank's base rate was 6.25%. The amount outstanding under this agreement at December 31, 1998 was $2.1 million. WGPCL also has a loan from John Wood Group PLC amounting to $3.3 million which is repayable on demand. The loan is used for the purpose of general working requirements. Interest payable on the loan is charged at LIBOR plus 1% which was 6.75% at December 31, 1998.

ANNUAL RETAINER

     The Company and Wood Group have agreed to an annual provision for administrative and financial services fees in amounts to be determined on an annual basis. The Company paid or accrued $898,000 in such fees for the fiscal year ended December 31, 1998.

PRESSURE CONTROL ACQUISITION

     On May 14, 1999, the Company, in a privately-negotiated transaction (the "Pressure Control Acquisition"), completed its acquisition from Wood Group of all of the outstanding capital stock of Wood Group Pressure Control Holdings Limited, a company incorporated in Scotland under the Companies Act of the United Kingdom ("WGPCHL"). Prior to the Pressure Control Acquisition, WGPCHL was a wholly-owned subsidiary of Wood Group, the owner of approximately 88.5% of the then issued and outstanding shares of the Company's Common Stock.

     The sole assets of WGPCHL consist of all of the issued and outstanding capital stock of each of Wood Group Engineering Services (Peterhead) Limited and Wood Group Engineering (Middle East) Limited, which in turn beneficially owns Arabian Oil Equipment Services LLC (collectively, the "Group Companies"). The Group Companies market, manufacture and service products used in the drilling and production segment of the Oil and Gas Industry, primarily consisting of the repair and overhaul of valves and wellheads. The Group Companies operate out of one facility located in Scotland and one facility in the United Arab Emirates.

     In connection with the transaction, as part of the consideration for the acquisition, the Company granted certain registration rights to Wood Group pursuant to a Registration Rights Agreement, dated as of May 14, 1999 (the "Registration Rights Agreement"). Under the terms of the Registration Rights Agreement, the Company granted to Wood Group and its assignees the right to require the Company to register the offer and sale of the Common Stock issued in the transaction and the Common Stock issuable upon the conversion of the Series A Preferred Stock up to two times, subject to certain deferral and cutback provisions. In addition, the Company also granted to Wood Group and its assignees, certain incidental or "piggyback" registration rights, which allow Wood Group to participate in certain underwritten public offerings initiated by the Company, subject to certain limitations and conditions set forth therein. Under the terms of the Registration Rights Agreement, the ability of Wood Group to exercise the rights granted thereunder may not be subordinated or subject to registration rights of any other person or entity. The rights granted under the Registration Rights Agreement terminate on the earlier of (i) the fifth anniversary date of the Registration Rights Agreement, or (ii) such time as the shares may be immediately sold under Rule 144 under the Securities Act of 1933, as amended, during any 90-day period.

     Prior to the consummation of the transactions, Wood Group owned approximately 88.5% of the outstanding shares of the Company's Common Stock. Prior to the negotiation and consummation of this transaction, the Company's Board of Directors appointed a special committee consisting of its two outside independent directors (the "Special Committee") to evaluate and negotiate the transaction. The Special Committee engaged Schroder & Co. Inc. ("Schroders"), as its financial advisor to assist it in evaluating and determining the fairness of the transaction to the Company's stockholders. On February 1, 1999, Schroders delivered an opinion stating that the consideration to be received by the Company in the transaction were fair to the Company's stockholders from a financial point of view. Because the terms, conditions and consideration for the transaction as consummated were the same as the terms, conditions and consideration analyzed by Schroders, and the valuation of the Group Companies increased since the date of the fairness opinion, the Special Committee determined that the transaction was fair to the Company's stockholders as of the date of the Pressure Control Acquisition.

     In connection with the transaction and in exchange for all of the shares of the capital stock of WGPCHL, the Company issued to Wood Group 1,350,000 shares of its Common Stock, representing approximately 0.5% of the issued and outstanding shares of Common Stock. In addition, the Company issued 1,850,000 shares of its Series A Preferred Stock, which is only convertible following approval of the conversion by the Company's stockholders.

     As a result of the Pressure Control Acquisition, Wood Group owns an aggregate of 25,687,702 shares of Common Stock (without giving effect to the conversion, subject to stockholder approval, of the Series A Preferred Stock), representing approximately 89% of the issued and outstanding shares of Common Stock. The Series A Preferred Stock is convertible at the holder's option into an equal number of shares of Common Stock at any time following the approval of the issuance of such shares of Common Stock by a majority of the holders of the issued and outstanding Common Stock at an annual or special meeting of stockholders called for this purpose.

     Description of the Capital Stock. The Company's authorized capital stock consists of 40,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of Serial Preferred Stock, par value of $1.00 per share.

     Common Stock. Except as otherwise provided in the Certificate of Incorporation or by the resolution providing for the issue of any class of preferred stock, the holders of shares of Common Stock possess exclusive voting power for the election of Directors and for all other purposes. Each share of Common Stock is entitled to one vote.

     Except as otherwise provided in the Certificate of Incorporation and subject to the rights of any series of preferred stock or capital stock ranking senior to the Common Stock with respect to the right to receive dividends, the holders of shares of Common Stock are entitled to receive such dividends and distributions as may be declared from time to time by the Board of Directors.

     Except as otherwise provided in the Certificate of Incorporation and subject to the rights of holders of any preferred stock and any other class of capital stock of the Corporation senior to the Common Stock with respect to the right to receive liquidation distributions, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, the holders of shares of Common Stock will be entitled to all remaining assets of the Corporation available for distribution to its stockholders.

     No holder of shares of Common Stock shall have any preemptive right to purchase or subscribe to shares of Common Stock or shares or other securities convertible into or exchangeable for or carrying rights or options to purchase or subscribe to shares of Common Stock. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable. The Common Stock is quoted on the Nasdaq Small Cap Market.

     Preferred Stock. The Board of Directors may issue shares of preferred stock from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series does not exceed the total number of Serial Preferred Stock authorized in the Certificate of Incorporation. Each series of shares of Serial Preferred Stock may have such voting powers, designations, special rights, qualifications, limitations or restrictions thereof, as shall be stated in the resolutions providing for the issue of such shares of Serial Preferred Stock.

     Description of the Series A Cumulative Convertible Preferred Stock. The Board of Directors has authorized 1,850,000 shares of Series A Preferred Stock. A Certificate of Designation for the Series A Preferred Stock has been filed with the Secretary of State of Delaware.

     The Series A Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Company, rank (a) senior and prior to (i) the Common Stock, and (ii) any preferred stock convertible into or exchangeable for other equity securities of the Company that may in the future be issued by the Company, and
(b) equal to any additional preferred stock which may in the future be issued by the Company that is not convertible into or exchangeable for other equity securities of the Company (all shares identified in this clause (b) which are equal to the shares of the Series A Preferred Stock with respect to the payment of dividends are hereinafter referred to as "Parity Dividend Shares" and all shares identified in this clause (b) which are equal to the shares of the Series A Preferred Stock with respect to redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Company are hereinafter referred to as "Parity Liquidation Shares"), but only to the extent any such non-convertible preferred stock is not stated to be junior to the Series A Preferred Stock in the related Certificate of Designations or amendment to the Company's Certificate of Incorporation (all shares identified in this clause (b) and in clause (a) above which are junior to the shares of the Series A Preferred Stock with respect to the payment of dividends are hereinafter referred to as "Junior Dividend Shares" and all shares identified in this clause
(b) and in clause (a) above which are junior to the shares of the Series A Preferred Stock with respect to redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Company are hereinafter referred to as "Junior Liquidation Shares"). The Company shall not, without the consent of the holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, create, authorize or issue, or reclassify any authorized capital stock of the Company into, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing a right to purchase, any shares of any class of capital stock of the Company ranking senior to the Series A Preferred Stock. The Company may issue additional series of preferred stock ranking on parity with or junior to the Series A Preferred Stock without the consent of the holders of the Series A Preferred Stock.

     The cash dividend rate on shares of the Series A Preferred Stock is 1% per annum ($0.01 per share) beginning on January 1, 2000 (the "Dividend Date") if the Series A Preferred Stock is not convertible into shares of Common Stock. Dividends on shares of the Series A Preferred Stock will be fully cumulative, accruing, without interest, from the Dividend Date and will be payable quarterly in arrears, when, and as if declared by the Board of Directors out of funds legally available for the payment of cash dividends, on March 31, June 30, September 30 and December 31 of each year (each such period being hereinafter referred to as a "Quarterly Dividend Period").

     Dividends payable for each Quarterly Dividend Period will be computed by dividing the annual dividend by four (rounded to the nearest cent). Dividends payable for any partial Quarterly Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months. Dividends on account of arrearages for any past Quarterly Dividend Period may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Company. No interest will be payable with respect to any dividend payment that may be in arrears. Holders of shares of the Series A Preferred Stock called for redemption between the close of business on a dividend payment record date and the close of business on the corresponding dividend payment date will receive such dividend payment on the date fixed for redemption together with all other accrued and unpaid dividends to the date fixed for redemption.

     If at any time the Company has failed to pay or set apart for payment all accrued dividends on any shares of the Series A Preferred Stock through the then most recent Quarterly Dividend Period, the Company shall not:

     (i) declare or pay or set aside for payment any dividend or other distribution on or with respect to any Junior Dividend Shares, whether in cash, securities, obligations or otherwise (other than dividends or distributions paid in shares, options, warrants or rights to subscribe for or purchase shares of Capital Stock, which are both Junior Dividend Shares and Junior Liquidation Shares); or

     (ii) redeem, purchase or otherwise acquire, or set apart money for a sinking or other analogous fund for the redemption, purchase or other acquisition of any Parity Dividend Shares, Junior Dividend Shares, Parity Liquidation Shares or Junior Liquidation Shares for any consideration (except by conversion into or exchange for shares which are both Junior Liquidation Shares and Junior Dividend Shares) unless, in each case, all dividends accrued on shares of the Series A Preferred Stock through the most recent Quarterly Dividend Period and on any Parity Dividend Shares have been or contemporaneously are declared and paid in full or are declared and a sum sufficient for the payment thereof is set aside for such payment. Notwithstanding anything to the contrary contained in this paragraph, the foregoing shall not affect in any respect the ability of the Company or holders of any stock options of the Company to surrender or have withheld any shares of Common Stock in payment of the exercise price of any such stock option(s) or any tax withholding obligations in connection therewith.

     The liquidation value of shares of the Series A Preferred Stock, in case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, will be $1.00 per share, plus an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared, to the payment date (such aggregate total being hereinafter referred to as the "Aggregate Liquidation Preference").

     In the event of any voluntary liquidation, dissolution or winding up of the Company, the holders of such shares of the Series A Preferred Stock will receive the liquidation value of the shares held by them in preference to and in priority over distributions upon the Junior Liquidation Shares. Upon payment in full of the liquidation value, the holders of shares of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. If the assets of the Company are not sufficient to pay in full the liquidation value payable to the holders of shares of the Series A Preferred Stock and any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distributions of assets in proportion to and in accordance with the amounts that would be payable on the distribution if the amounts to which the holders of shares of the Series A Preferred Stock and the holders of Parity Liquidation Shares are entitled were paid in full.

      Shares of the Series A Preferred Stock will be redeemable at the option of the Company, in whole or in part, from and after December 31, 2000 at a redemption price of $1.00 per share (in each case, together with an amount equal to the dividends accrued and unpaid thereon, whether or not declared, to the redemption date).

     If a notice of redemption has been given on or before the date fixed for redemption and the funds necessary for such redemption have been set aside by the Company, in trust for the pro rata benefit of the holders of the shares of the Series A Preferred Stock, then, even if the certificates for such shares have not been surrendered for cancellation, at the close of business on the redemption date the holders of such shares will cease to be stockholders with respect to those shares, and will have no rights with respect thereto, except the right to receive the money payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Company) of their certificates, and the shares evidenced thereby will no longer be outstanding.

     Holders of the Series A Preferred Stock will have no right to vote on any matter voted on by the stockholders of the Company, except as may otherwise be provided by law. However, as long as shares of the Series A Preferred Stock remain outstanding, the consent of the holders of at least two-thirds (2/3) of the shares of the Series A Preferred Stock outstanding at the time shall be necessary to permit, effect or validate any one or more of the following:

          (i) the creation, authorization, issuance or reclassification of any authorized stock of the Company into (or the creation, authorization or issuance of any obligation or security convertible or exchangeable into or evidencing a right to purchase) any share of capital stock of the Company ranking senior to the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up; or

          (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this Certificate of Designations) or the Bylaws of the Company which would adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock or of the holders thereof.

     The shares of the Series A Preferred Stock are convertible, in whole or in part, at the election of each of the preferred stockholders, into an equal number of shares of Common Stock at any time following the approval of the issuance of such shares of Common Stock by a majority of the holders of the issued and outstanding Common Stock at an annual or special meeting of stockholders called for this purpose.

                             STOCKHOLDER PROPOSALS

     In order for stockholder proposals to receive consideration for inclusion in the Company's Proxy Statement for its 2000 Annual Meeting of Stockholders, such proposals must be received at the Company's offices at 1441 Park Ten Blvd., Houston, Texas 77084, Attention: Secretary, by [January 23], 2000.

     The Company's By-Laws contain a provision which requires that a stockholder may nominate a person for election as a director only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Company not later than 45 nor more than 60 days prior to an annual meeting. This provision also requires that the notice set forth, among other things, the name and address of the stockholder giving the notice, as it appears on the Company's books and records, and the class and number of shares of capital stock of the Company held of record, held beneficially and represented by proxy by such stockholder. Such notice must also contain such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors. Such notice must also be accompanied by the written consent of the person being nominated to serve as a director if elected. The chairman of the annual meeting shall, if facts warrant, determine and declare to the annual meeting that a nomination has not been made in accordance with these procedures and if the chairman should so determine, he or she shall so declare to the annual meeting, and the defective nomination shall be disregarded. No stockholder has nominated a candidate for election to the Board of Directors at the Annual Meeting.

                            SOLICITATION OF PROXIES

     The Company will pay the expenses of this proxy solicitation. In addition to the solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                 OTHER MATTERS

     The Annual Report to Stockholders for the fiscal year ended December 31, 1998, which includes financial statements, is enclosed herewith. The Annual Report does not form a part of this Proxy Statement or the materials for the solicitation of proxies to be voted at the Annual Meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO ERC INDUSTRIES, INC., ATTN: WENDELL
R. BROOKS, 1441 PARK TEN BLVD., HOUSTON, TEXAS 77084, TELEPHONE (281) 398-8901. THE COMPANY WILL ALSO FURNISH SUCH ANNUAL REPORT ON FORM 10-K TO ANY "BENEFICIAL OWNER" OF SUCH SECURITIES AT NO CHARGE UPON RECEIPT OF A WRITTEN REQUEST, ADDRESSED TO MR. BROOKS CONTAINING A GOOD FAITH REPRESENTATION THAT, AT THE RECORD DATE, SUCH PERSON WAS A BENEFICIAL OWNER OF SECURITIES OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ______, 1999. COPIES OF ANY EXHIBIT TO THE FORM 10-K WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE FEE.

     The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the meeting. However, if any other proper items of business should come before the meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

     Certain information contained in the Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


                              By Order of the Board of Directors,



                              Wendell R. Brooks
                              Chairman


Houston, Texas
________, 1999

                                   APPENDIX A

                                                      REVOCABLE PROXY
     PROXY                                          ERC INDUSTRIES, INC.
                                    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR                      for the Annual Meeting of Shareholders of Erc Industries, Inc.
                                                       To Be Held at
     ANNUAL                              1441 Park Ten Blvd., Houston, Texas 77084
                                   _________, _________, 1999 at 10:00 A.m. Central Time
    MEETING
                   The undersigned hereby appoint(s) Wendell R. Brooks and James E. Klima, and
       OF          each or either of them,  with full power of substitution, as proxies of the undersigned to vote the Common Stock of the undersigned in ERC Industries, Inc.
  STOCKHOLDERS     at the above Annual Meeting and at any and all adjournments and postponements thereof, including (without limiting the generality of the foregoing) to vote and act
 _______, 1999     as follows on the reverse side.

                   The shares represented by this Proxy will be voted as herein specified.  IF A CHOICE
                   IS NOT SPECIFIED, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR
                   DIRECTOR NAMED ON THE REVERSE SIDE AND "FOR" PROPOSALS 2 AND 3.  This Proxy
                   hereby revokes all prior proxies given with respect to the shares of the undersigned.

                          (CONTINUED ON REVERSE SIDE)

1. [ ] For  [ ] Withheld Election of Directors: The election of the following nominee to the Board of Directors as the Class III Director unless otherwise indicated below:

                         Nominee: ALLISTER G. LANGLANDS

                         IN THE EVENT THE UNDERSIGNED WISHES TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE LISTED ABOVE, PLEASE SO INDICATE BY CLEARLY AND NEATLY LINING THROUGH OR STRIKING OUT THE NAME OF SUCH NOMINEE.

2. [ ] For [ ] Against [ ] Abstain The proposal to approve the issuance of up to
                                   1,850,000 shares of Common Stock upon
                                   conversion of the Company's Series A
                                   Preferred Stock.

3. [ ] For [ ] Against  [ ] Abstain The Proposal to ratify the appointment of
                                    Pricewaterhouse Coopers LLP as the
                                    independent certified public accountants of the Corporation for 1999.

4. [ ] For [ ] Against [ ] Abstain In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.


Stockholder's Signature.................................. Dated ........, 1999

 ..............................................................................
                                                 Stockholder's Signature if
Jointly Owned
Print Name ....................................................................

IMPORTANT: Please date the Proxy and sign exactly as your name appears in the Proxy. If shares are held by joint tenants, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Dear Stockholder:

Enclosed you will find material relative to the Corporation's 1999 Annual Meeting of Stockholders. The Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a stockholder, please remember that your vote is important to us. We look forward to hearing from you.

ERC Industries, Inc.